Exhibit 21.1
SUBSIDIARIES OF REGISTRANT
The following table lists the direct and indirect subsidiaries of Acreage Holdings, Inc. as of December 31, 2019.

Name of Subsidiary	Jurisdiction/State of Incorporation
1627 West Main, LLC	Rhode Island
22nd and Burn Inc. (d/b/a Cannablis & Co.)	Oregon
Acreage California Holding Company, LLC	California
Acreage CCF New Jersey, LLC	New Jersey
Acreage Chicago 1, LLC	Illinois
Acreage Compass, LLC	Georgia
Acreage Compassionate Care Holdings OK, LLC	Oklahoma
Acreage Compassionate Care OK, LLC	Oklahoma
Acreage Connecticut, LLC	Connecticut
Acreage Desert Hot Springs, LLC	Delaware
Acreage Florida 1, LLC	Florida
Acreage Florida, Inc. (d/b/a The Botanist)	Florida
Acreage Georgia LLC	Georgia
Acreage Grand Forks, LLC	North Dakota
Acreage Hoboken, LLC	New Jersey
Acreage Holdings America, Inc.	Nevada
Acreage Holdings of NJ, L.L.C.	New Jersey
Acreage Holdings WC, Inc.	Nevada
Acreage Illinois 1, LLC	Illinois
Acreage Illinois 2, LLC	Illinois
Acreage Illinois 3, LLC	Illinois
Acreage Illinois Holding Company, LLC	Delaware
Acreage Iowa, LLC	Iowa
Acreage IP California, LLC	California
Acreage IP Holdings, LLC	Nevada
Acreage IP Maryland, LLC	Maryland
Acreage IP Massachusetts, LLC	Massachusetts
Acreage IP Nevada, LLC	Nevada
Acreage IP New Jersey, LLC	New Jersey
Acreage IP New York, LLC	New York
Acreage IP North Dakota, LLC	North Dakota
Acreage IP Ohio, LLC	Ohio
Acreage IP Oregon, LLC	Oregon
Acreage IP Pennsylvania, LLC	Pennsylvania
Acreage Maryland, LLC	Maryland
Acreage Massachusetts, LLC	Delaware
Acreage Michigan 1, LLC	Michigan
Acreage Michigan 2, LLC	Michigan
Acreage Michigan 3, LLC	Michigan
Acreage Michigan 4, LLC	Michigan
Acreage Michigan 5, LLC	Michigan
Acreage Michigan 6, LLC	Michigan
Acreage Michigan 7, LLC	Michigan
Acreage Michigan Holding Company, LLC	Delaware
Acreage Michigan Operating, LLC	Michigan
Acreage Michigan, LLC	Michigan
Acreage Missouri, LLC	Missouri
Acreage New York, LLC	New York
Acreage North Dakota, LLC (d/b/a The Botanist)	Delaware
Acreage OK Holdings, LLC	Oklahoma
Acreage Oklahoma, LLC	Oklahoma
Acreage OZ RE, LLC	Delaware
Acreage PA Management, LLC	Pennsylvania
Acreage Pasadena, LLC	California
Acreage Properties, LLC	Delaware
Acreage RE State Holdings, LLC	Delaware
Acreage Real Estate Holdco, LLC	Delaware
Acreage Real Estate, LLC	Delaware
Acreage Relief Holdings OK, LLC	Oklahoma
Acreage Relief OK, LLC	Oklahoma
Acreage Transportation, LLC	Pennsylvania
Acreage Utah, LLC	Utah
Acreage Virginia, LLC	Virginia
Acreage Williston, LLC	North Dakota
Acreage-CCF, Inc.	New Jersey
Balaton Foods, LLC	Michigan
Braeburn, LLC	California
Community Administrative Services, LLC	Connecticut
D&B Wellness, LLC (d/b/a Compassionate Care Centers of CT)	Connecticut
East 11th Incorporated (d/b/a Cannablis & Co.)	Oregon
Form Factory Holdings, LLC	Delaware
Gesundheit Foods, LLC	Oregon
Granny Smith Co., LLC	Washington
Gravenstein Foods, LLC	California
Gruner Apfel LLC	Oregon
Gruner Apfel-CA, LLC	Oregon
High Street Capital Partners, LLC (d/b/a Acreage Holdings)	Delaware
HSC Solutions, LLC	Delaware
HSCP Holding Corporation	Delaware
HSCP Missouri, LLC	Missouri
HSCP Oregon, LLC (d/b/a Cannablis & Co.)	Oregon
HSCP Service Company Holdings, Inc.	Delaware
HSCP Service Company, LLC	Delaware
HSRC Norcal, LLC	California
Impire State Holdings LLC	New York
In Grown Farms LLC 2	Illinois
Kanna, Inc.	California
MA RMD SCVS, LLC	Massachusetts
Made by Science LLC	California
Maine HSCP, Inc	Maine
Maryland Medicinal Research & Caring, LLC (d/b/a The Botanist)	Maryland
NCC LLC (d/b/a Nature's Care Company)	Illinois
NCC Real Estate, LLC	Illinois
NY Medicinal Research & Caring, LLC	New York
NYCANNA, LLC (d/b/a The Botanist)	Delaware
Prime Alternative Treatment Center Consulting, LLC	New Hampshire
Prime Consulting Group, LLC	Massachusetts
Prime Wellness of Connecticut, LLC	Connecticut
Prime Wellness of Pennsylvania, LLC	Pennsylvania
Sancan, LLC	Missouri
South Shore Bio Pharma, LLC	Delaware
Thames Valley Apothecary, LLC (d/b/a Thames Valley Relief)	Connecticut
The Botanist, Inc.	Massachusetts
The Firestation 23 Inc. (d/b/a Cannablis & Co.)	Oregon
The Wellness & Pain Management Connection, LLC	Delaware